THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR EXERCISED UNLESS (I) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER.

Warrant to Purchase shares	Warrant Number

Warrant to Purchase Common Stock
of
CYTOMEDIX, INC.

THIS CERTIFIES that ____________ or any subsequent holder hereof (“Holder”) has the right to purchase from Cytomedix, Inc., a Delaware corporation, (the “Company”), ________ (______) fully paid and nonassessable shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”), subject to adjustment as provided herein, at a price equal to the Exercise Price as defined in Section 3 below, at any time during the Term (as defined below).

Holder agrees with the Company that this Warrant to Purchase Common Stock of the Company (this “Warrant” or this “Agreement”) is issued and all rights hereunder shall be held subject to all of the conditions, limitations and provisions set forth herein.

1. Date of Issuance and Term.

This Warrant shall be deemed to be issued on March 31, 2014 (“Date of Issuance”). The term of this Warrant begins on the Date of Issuance and ends at 5:00 p.m., New York City time, on the date that is seven (7) years after the Date of Issuance (the “Term”). This Warrant was issued in conjunction with that certain Facility Agreement by and among the Company and the parties identified on the signature pages, as amended from time to time (the “Facility Agreement”), and the Registration Rights Agreement, as amended from time to time (“Registration Rights Agreement”), each originally dated March 31, 2014, entered into in conjunction herewith.

Notwithstanding anything herein to the contrary, the Company shall not issue to the Holder, and the Holder may not acquire, a number of shares of Common Stock upon exercise of this Warrant to the extent that, upon such exercise, the number of shares of Common Stock then beneficially owned by the Holder and its Affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including shares held by any “group” of which the Holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) would exceed 9.985% of the total number of shares of Common Stock then issued and outstanding (the “9.985% Cap”), provided, however, that the 9.985% Cap shall only apply to the extent that the Common Stock is deemed to constitute an “equity security” pursuant to Rule 13d-1(i) promulgated under the Exchange Act. For purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the Securities and Exchange Commission (the “SEC”), and the percentage held by the Holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act. Upon the written request of the Holder, the Company shall, within two (2) Trading Days, confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.

“Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”). With respect to a Holder of Warrants, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Holder will be deemed to be an Affiliate of such Holder.

“Holder” means the person or entity identified in the first paragraph of this Warrant and any transferee or assignee pursuant to the terms of this Warrant.

“Share Authorization Date” shall mean the first date, if at all, prior to the occurrence of a Share Authorization Default (as defined in the Facility Agreement) on which the number of shares of Common Stock duly authorized for issuance under the Company’s Certificate of Incorporation are sufficient to cover the issuance of all shares issuable upon a “Cash Exercise” of all outstanding Warrants issued pursuant to the Facility Agreement and the full conversion of all principal amounts outstanding under all Notes issued under the Facility Agreement (regardless of whether or not such exercises or conversions actually occur).

“Share Authorization Failure” shall occur at any time following the Share Authorization Date that there are not sufficient shares of Common Stock authorized under the Company’s Certificate of Incorporation for issuance upon (in addition to the conversion or exercise of all outstanding convertible or exercisable securities of the Company) a full Cash Exercise of this Warrant and all other outstanding Warrants issued under the Facility Agreement as well as upon a full conversion of all principal amounts outstanding under all Notes issued under the Facility Agreement (regardless of whether or not such exercises or conversions actually occur).

2. Exercise.

(a) Manner of Exercise. From and after the Share Authorization Date, during the Term, this Warrant may be Exercised as to all or any lesser number of whole shares of Common Stock covered hereby (the “Warrant Shares” or the “Shares”) by delivering, as hereinafter provided, the Exercise Form attached hereto as Exhibit A-1 (the “Exercise Form”) duly completed and executed, if applicable, at the office of the Company, 209 Perry Parkway, Suite 7, Gaithersburg, MD 20877; Phone: (240) 499-2680, Fax: (240) 499-2690-____, Electronic Mail: _________@______.com or at such other office or agency as the Company may designate in writing, by overnight mail, facsimile or electronic mail (such exercise of the Warrant hereinafter called the “Exercise” of this Warrant). Notwithstanding anything to the contrary set forth in this Section 2, upon exercise of this Warrant in accordance with the terms hereof, the Holder shall not be required to physically surrender this Warrant to the Company in order to effect an exercise hereunder. Execution and delivery of the Exercise Form shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares.

(b) Date of Exercise. The “Date of Exercise” of the Warrant shall be defined as the date that the Exercise Form attached hereto as Exhibit A-1, completed and executed, is sent by facsimile or electronic mail to the Company, provided that the Exercise Price is satisfied as soon as practicable thereafter but in no event later than two (2) business days following the date of such facsimile or electronic mail. Alternatively, the Date of Exercise shall be defined as the date the original Exercise Form is received by the Company, if Holder has not sent notice by facsimile or electronic mail. Upon delivery of the Exercise Form to the Company by facsimile, electronic mail or otherwise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been Exercised, irrespective of the date such Warrant Shares are credited to the Holder’s Depository Trust Company (“DTC”) account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be.

(c) Delivery of Common Stock Upon Exercise. Within three (3) business days after the Date of Exercise (the “Delivery Period”), the Company shall issue and deliver (or cause its transfer agent (the “Transfer Agent”) to issue and deliver) in accordance with the terms hereof to or upon the order of the Holder that number of shares of Common Stock (“Exercise Shares”) for the portion of this Warrant converted as shall be determined in accordance herewith. Upon the Exercise of this Warrant or any part hereof, the Company shall, at its own cost and expense, take all necessary action, including obtaining and delivering an opinion of counsel, to assure that the Transfer Agent shall issue stock certificates in the name of Holder (or its nominee) or such other persons as designated by Holder and in such denominations to be specified at Exercise representing the number of shares of Common Stock issuable upon such Exercise. The Company warrants that no instructions other than these instructions have been or will be given to the Transfer Agent and that, unless waived by the Holder, this Warrant and the Exercise Shares will be free-trading, and freely transferable, and will not contain a legend restricting the resale or transferability of the Exercise Shares if the Unrestricted Conditions (as defined below) are met.

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(d) Delivery Failure. In addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of the Exercise Shares by the end of the Delivery Period (a “Delivery Failure”), the Holder will be entitled to revoke all or part of the relevant Exercise Form by delivery of a notice to such effect to the Company whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice, except that the liquidated damages described herein shall be payable through the date notice of revocation or rescission is given to the Company.

(e) Legends.

(i) Restrictive Legend. The Holder understands that until such time as this Warrant or the Exercise Shares have been registered under the Securities Act as contemplated by the Registration Rights Agreement or otherwise may be sold pursuant to Rule 144 under the Securities Act or an exemption from registration under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, this Warrant and the Exercise Shares, as applicable, may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such securities):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT INCLUDING, WITHOUT LIMITATION, PURSUANT TO RULES 144 OR 144A UNDER SAID ACT OR PURSUANT TO A PRIVATE SALE EFFECTED UNDER APPLICABLE FORMAL OR INFORMAL SEC INTERPRETATION OR GUIDANCE, SUCH AS A SO-CALLED “4(1) AND A HALF” SALE.”

“THE SALE, TRANSFER OR ASSIGNMENT OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN REGISTRATION RIGHTS AGREEMENT DATED AS OF MARCH 31, 2014, AS AMENDED FROM TIME TO TIME, AMONG THE COMPANY AND CERTAIN HOLDERS OF ITS OUTSTANDING SECURITIES. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.”

(ii) Removal of Restrictive Legends. This Warrant and the certificates evidencing the Exercise Shares, as applicable, shall not contain any legend restricting the transfer thereof (including the legend set forth above in subsection 2(e)(i)): (A) while a registration statement (including a Registration Statement, as defined in the Registration Rights Agreement) covering the sale or resale of such security is effective under the Securities Act, or (B) following any sale of such Warrant and/or Exercise Shares pursuant to Rule 144, or (C) if such Warrant or Exercise Shares, as the case may be, are eligible for sale under Rule 144(b)(1), or (D) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC) (collectively, the “Unrestricted Conditions”). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Effective Date, or at such other time as the Unrestricted Conditions have been satisfied, if required by the Company’s transfer agent to effect the issuance of this Warrant or the Exercise Shares, as applicable, without a restrictive legend or removal of the legend hereunder. If the Unrestricted Conditions are met at the time of issuance of the Exercise Shares, then the Exercise Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as the Unrestricted Conditions are met or such legend is otherwise no longer required under this Section 2(e), it will, no later than three (3) Trading Days following the delivery (the “Unlegended Shares Delivery Deadline”) by the Holder to the Company or the Transfer Agent of this Warrant and a certificate representing Exercise Shares, as applicable, issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Holder this Warrant and/or a certificate (or electronic transfer) representing such shares that is free from all restrictive and other legends. For purposes hereof, “Effective Date” shall mean the date that the Registration Statement that the Company is required to file pursuant to the Registration Rights Agreement has been declared effective by the SEC.

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(iii) Sale of Unlegended Shares. Holder agrees that the removal of the restrictive legend from this Warrant and any certificates representing securities as set forth in Section 2(e) above is predicated upon the Company’s reliance that the Holder will sell this Warrant or any Exercise Shares, as applicable, pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if such securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein.

(f) Cancellation of Warrant. This Warrant shall be canceled upon the full Exercise of this Warrant and, as provided in Section 2(a), canceled in part upon a partial exercise of this Warrant.

(g) Holder of Record. Each person in whose name any Warrant for shares of Common Stock is issued shall, for all purposes, be deemed to be the Holder of record of such shares upon delivery of the Exercise Form to the Company by facsimile, electronic mail or otherwise, in accordance with the terms hereof, irrespective of the date of delivery of the Common Stock purchased upon the Exercise of this Warrant. Other than as expressly provided herein, prior to the exercise of this Warrant, nothing in this Warrant shall be construed as conferring upon Holder any rights as a stockholder of the Company.

(h) Delivery of Electronic Shares. In lieu of delivering physical certificates representing the Common Stock issuable upon Exercise or legend removal, provided the Transfer Agent is participating in the DTC Fast Automated Securities Transfer (“FAST”) program, upon written request of the Holder, the Company shall use its best efforts to cause its Transfer Agent to electronically transmit the Common Stock issuable upon Exercise to the Holder by crediting the account of the Holder’s prime broker with DTC through its Deposit Withdrawal Agent Commission (DWAC) system. The time periods for delivery and penalties described herein shall apply to the electronic transmittals described herein. Any delivery not effected by electronic transmission shall be effected by delivery of physical certificates.

(i) Buy-In. In addition to any other rights available to the Holder, if the Company fails to cause its Transfer Agent to transmit to the Holder a certificate or certificates, or electronic shares through DWAC, representing the Exercise Shares pursuant to an Exercise on or before the Delivery Period, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Exercise Shares which the Holder anticipated receiving upon such Exercise (a “Buy-In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Exercise Shares that the Company was required to deliver to the Holder in connection with the Exercise at issue times and (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Exercise Shares for which such Exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its Exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted Exercise to cover the sale of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon Exercise of the Warrant as required pursuant to the terms hereof.

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(j) Redemption. From and after the occurrence of a Share Authorization Default (as defined in the Facility Agreement) or at any time during which a Share Authorization Failure is continuing, at any time during the Term, the Holder may cause the Company to redeem all or any portion of this Warrant (without regard to the 9.985% Cap). The "Redemption Exercise Date” shall be defined as the date the Redemption Form, attached hereto as Exhibit A-2 (the "Redemption Form"), duly completed and executed, is sent by electronic mail or facsimile to the Company and the Transfer Agent.  The Company shall redeem the portion of this Warrant subject to redemption pursuant to the Redemption Form at a price (the "Redemption Exercise Price") equal to the amount determined as of the date of the Redemption Exercise Date using the following formula, with the terms included in the formula being defined as provided in Section 3(a)(ii) below (provided that for purposes of “A”, the number “ten (10)” shall be substituted with the number “three (3)”:  X = Y(A–B).  The Redemption Exercise Price shall be satisfied by the delivery of a cash payment to the Holder within 10 days following the Redemption Exercise Date.

3. Payment of Warrant Exercise Price for Cash Exercise or Cashless Exercise.

(a) Exercise Price. The Exercise Price (“Exercise Price”) shall initially equal [CONVERSION PRICE UNDER NOTE] per share, subject to adjustment pursuant to the terms hereof, including but not limited to Section 5 below.

Payment of the Exercise Price may be made by either of the following, or a combination thereof, at the election of Holder:

(i) Cash Exercise: The Holder may exercise this Warrant, at its option, in cash, bank or cashier’s check, wire transfer or through a reduction of an amount of principal outstanding under any Notes (as defined in the Facility Agreement) in accordance with Section 2.3(b) of the Facility Agreement, then held by the Holder (a “Cash Exercise”); or

(ii) Cashless Exercise: The Holder, at its option, may exercise this Warrant in a cashless exercise transaction. In order to effect a Cashless Exercise, the Holder shall send to the Company at its principal office a notice of cashless election, in which event the Company shall issue Holder a number of shares of Common Stock computed using the following formula (a “Cashless Exercise”):

X = Y (A-B)/A

where:	X = the number of shares of Common Stock to be issued to Holder or the amount of cash payable, as the case may be.

Y = the number of shares of Common Stock for which this Warrant is being Exercised or redeemable, as the case may be.

A = the Market Price of one (1) share of Common Stock (for purposes of this Section 3(a)(ii), where “Market Price,” as of any date, means the Volume Weighted Average Price (as defined herein) of the Company’s Common Stock during the ten (10) consecutive Trading Day period immediately preceding the date in question.

B = the Exercise Price.

As used herein, the “Volume Weighted Average Price” for any security as of any date means the volume weighted average sale price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg Financial Markets or an equivalent, reliable reporting service mutually acceptable to and hereinafter designated by the Required Warrant Holders (as hereinafter defined) and the Company (“Bloomberg”) or, if no volume weighted average sale price is reported for such security, then the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security that are listed in the over the counter market by the Financial Industry Regulatory Authority, Inc. or on the “over the counter” Bulletin Board (or any successor) or in the “pink sheets” (or any successor) by the OTC Markets Group, Inc. If the Volume Weighted Average Price cannot be calculated for such security on such date in the manner provided above, the Volume Weighted Average Price shall be the fair market value as mutually determined by the Company and the Holders of a majority in interest of the Warrants being Exercised for which the calculation of the Volume Weighted Average Price is required in order to determine the Exercise Price of such Warrants. “Trading Day” shall mean any day on which the Common Stock is traded for any period on the principal securities exchange or other securities market on which the Common Stock is then being traded. Required Warrant Holders shall mean Holders of at least 50% in interest of the Warrants.

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For purposes of Rule 144 and sub-section (d)(3)(ii) thereof, it is intended, understood and acknowledged that the Common Stock issuable upon Exercise of this Warrant in a Cashless Exercise transaction shall be deemed to have been acquired at the time this Warrant was issued. Moreover, it is intended, understood and acknowledged that the holding period for the Common Stock issuable upon Exercise of this Warrant in a Cashless Exercise transaction shall be deemed to have commenced on the date this Warrant was issued. As provided in Section 2(b), the Holder shall only be required to physically surrender this Warrant in the extent that the Holder is exercising this Warrant in full.

(b) Dispute Resolution. In the case of a dispute as to the determination of the closing price or the Volume Weighted Average Price of the Company’s Common Stock or the arithmetic calculation of the Exercise Price, Market Price or any Major Transaction Warrant Early Termination Price, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) business days of receipt, or deemed receipt, of the Exercise Notice or Major Transaction Early Termination Notice, or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within two (2) business days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) business days submit via facsimile (i) the disputed determination of the closing price or the Volume Weighted Average Price of the Company’s Common Stock to an independent, reputable investment bank selected by the Company and approved by the Required Warrant Holders, which approval shall not be unreasonably withheld or (ii) the disputed arithmetic calculation of the Exercise Price, Market Price or any Major Transaction Warrant Early Termination Price to the Company’s independent, outside accountant. The Company shall use commercially reasonable best efforts to cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five (5) business days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error and the fees and expenses of such investment bank or accountant shall be borne by the Company.

4. Transfer and Registration.

(a) Transfer Rights. Subject to the provisions of Section 8 of this Warrant, this Warrant may be transferred on the books of the Company, in whole or in part, in person or by attorney, upon surrender of this Warrant properly completed and endorsed. This Warrant shall be canceled upon such surrender and, as soon as practicable thereafter, the person to whom such transfer is made shall be entitled to receive a new Warrant or Warrants as to the portion of this Warrant transferred, and Holder shall be entitled to receive a new Warrant as to the portion hereof retained.

(b) Registrable Securities. The Common Stock issuable upon the Exercise of this Warrant has registration rights pursuant to the Registration Rights Agreement.

5. Adjustments Upon Certain Events.

(a) Participation. The Holder, as the holder of this Warrant, shall be entitled to receive such dividends paid and distributions of any kind made to the holders of Common Stock of the Company to the same extent as if the Holder had Exercised this Warrant into Common Stock (without regard to any limitations on exercise herein or elsewhere and without regard to whether or not a sufficient number of shares are authorized and reserved to effect any such exercise and issuance) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

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(b) Recapitalization or Reclassification. If the Company shall at any time effect a stock split, payment of stock dividend, recapitalization, reclassification or other similar transaction of such character that the shares of Common Stock shall be changed into or become exchangeable for a larger or smaller number of shares, then upon the effective date thereof, the number of shares of Common Stock which Holder shall be entitled to purchase upon Exercise of this Warrant shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of Common Stock by reason of such stock split, payment of stock dividend, recapitalization, reclassification or similar transaction, and the Exercise Price shall be, in the case of an increase in the number of shares, proportionally decreased and, in the case of decrease in the number of shares, proportionally increased. The Company shall give Holder the same notice it provides to holders of Common Stock of any transaction described in this Section 5(b).

(c) Rights Upon Major Transaction.

(i) Major Transaction. In the event that a Major Transaction (as defined below) occurs, then the Holder, at its option, may require the Company to redeem the Holder’s outstanding Warrants in accordance with Section 5(c)(iii) below. In the event the Holder shall not have exercised any of its rights under the immediately preceding sentence above within the applicable time periods set forth herein, then the Major Transaction shall be treated as an Assumption (as defined below) in accordance with Section 5(c)(ii) below unless the Holder waives its rights under this Section 5(c) with respect to such Major Transaction. Each of the following events shall constitute a “Major Transaction”:

(A) a consolidation, merger, exchange of shares, recapitalization, reorganization, business combination or other similar event, (1) following which the holders of Common Stock immediately preceding such consolidation, merger, exchange, recapitalization, reorganization, combination or event either (a) no longer hold a majority of the shares of Common Stock or (b) no longer have the ability to elect a majority of the board of directors of the Company or (2) as a result of which shares of Common Stock shall be changed into (or the shares of Common Stock become entitled to receive) the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity (collectively, a “Change of Control Transaction”);

(B) the sale or transfer of (i) all or substantially all of the assets of the Company or (ii) assets of the Company for a purchase price equal to more than 50% of the Enterprise Value (as defined below) of the Company. For purposes of this clause (B), “Enterprise Value” shall mean (I) the product of (x) the number of issued and outstanding shares of Common Stock on the date the Company delivers the Major Transaction Notice (defined below) multiplied by (y) the per share closing price of the Common Stock on such date plus (II) the amount of the Company’s debt as shown on the latest financial statements filed with the SEC (the “Current Financial Statements”) less (III) the amount of cash and cash equivalents of the Company as shown on the Current Financial Statements;

(C) a purchase, tender or exchange offer made to the holders of outstanding shares of Common Stock, such that following such purchase, tender or exchange offer a Change of Control Transaction shall have occurred;

(D) an issuance or series of issuances by the Company after the date of this Warrant, of an aggregate number of shares of Common Stock, other than shares issued upon exercise of the Warrants or conversion of, or payment of interest on, the Notes (as defined in the Facility Agreement), in excess of 40% of the Company’s outstanding Common Stock as of the date of such issuance;

(E) the liquidation, bankruptcy, insolvency, dissolution or winding-up (or the occurrence of any analogous proceeding) affecting the Company;

(F) after having been quoted or listed on an Eligible Market (as defined below), the shares of Common Stock cease to be listed, quoted or publicly quoted on such Eligible Market and are not promptly re-listed or requited on either the New York Stock Exchange, the NYSE Alternext U.S., the NASDAQ Global Select Market or the NASDAQ Capital Market; or

(G) the Common Stock ceases to be registered under Section 12 of the Exchange Act.

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(ii) Assumption. The Company shall not enter into or be party to a Major Transaction that is to be treated as an Assumption pursuant to Section 5(c)(i), unless (A) any Person purchasing the Company’s assets or Common Stock, or any successor entity resulting from such Major Transaction (in each case, a “Successor Entity”), assumes in writing all of the obligations of the Company under this Warrant, the Facility Agreement and the Registration Rights Agreement  in accordance with the provisions of this Section (ii) pursuant to written agreements in form and substance reasonably satisfactory to the Required Warrant Holders and approved by the Required Warrant Holders prior to such Major Transaction (such approval not to be unreasonably withheld, conditioned or delayed), including agreements to deliver to each holder of Warrants in exchange for such Warrants a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Warrants, including, without limitation, representing the appropriate number of shares of the Successor Entity, having similar exercise rights as the Warrants (including but not limited to a similar Exercise Price and similar Exercise Price adjustment provisions based on the price per share or conversion ratio to be received by the holders of Common Stock in the Major Transaction) and similar registration rights as provided by the Registration Rights Agreement, reasonably satisfactory to the Required Warrant Holders and (B) any Successor Entity is a Publicly Traded Successor Entity. Upon the occurrence of any Major Transaction, any Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Major Transaction, the provisions of this Warrant and the Registration Rights Agreement referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Major Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise or redemption of this Warrant at any time after the consummation of the Major Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) issuable upon the exercise of the Warrants prior to such Major Transaction, such shares of publicly traded common stock (or their equivalent) of the Successor Entity, as adjusted in accordance with the provisions of this Warrant. The provisions of this Section shall apply similarly and equally to successive Major Transactions and shall be applied without regard to any limitations on the exercise of this Warrant other than any applicable beneficial ownership limitations. Any assumption of Company obligations under this paragraph shall be referred to herein as an “Assumption.”

(iii) Notice; Major Transaction Early Termination Right. At least thirty (30) days prior to the consummation of any Major Transaction, but, in any event, within five (5) Business Days following the first to occur of (x) the date of the public announcement of such Major Transaction if such announcement is made before 4:00 p.m., New York City time, or (y) the day following the public announcement of such Major Transaction if such announcement is made on and after 4:00 p.m., New York City time, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a “Major Transaction Notice”). At any time during the period beginning after the Holder’s receipt of a Major Transaction Notice and ending five (5) Trading Days prior to the consummation of such Major Transaction (the “Early Termination Period”), the Holder may require the Company to redeem (an “Early Termination Upon Major Transaction”) all or any portion of this Warrant (without taking into consideration the 9.985% Cap or whether the Share Authorization Date has occurred) by delivering written notice thereof (“Major Transaction Early Termination Notice”) to the Company, which Major Transaction Early Termination Notice shall indicate the portion of the Warrant (the “Early Termination Amount”), calculated with reference to the number of shares of Common Stock underlying such portion relative to the total number of shares underlying the Warrant, that the Holder is electing to have redeemed. The portion of this Warrant subject to early termination pursuant to this Section 5(c)(iii) (the “Redeemable Shares”), shall be redeemed by the Company at a price (the “Major Transaction Warrant Early Termination Price”) payable in cash equal to the “Black Scholes Value” of the Redeemable Shares determined by use of the Black Scholes Option Pricing Model using the criteria set forth in Schedule 1 hereto (the “Black Scholes Value”). The Holder shall not be required to physically surrender this Warrant in connection with any election by the Holder to cause an Early Termination Upon Major Transaction.

(iv) Escrow; Payment of Major Transaction Warrant Early Termination Price. Following the receipt of a Major Transaction Early Termination Notice from the Holder, the Company shall not effect a Major Transaction that is being treated as an early termination unless either (a) it obtains the written agreement of the Successor Entity that payment of the Major Transaction Warrant Early Termination Price shall be made to the Holder prior to consummation of such Major Transaction and such payment shall be a condition precedent to consummation of such Major Transaction or (b) it shall first place into an escrow account with an independent escrow agent, at least three (3) business days prior to the closing date of the Major Transaction (the “Major Transaction Escrow Deadline”), an amount in cash, equal to the Major Transaction Warrant Early Termination Price. Concurrently upon closing of such Major Transaction, the Company shall pay or shall instruct the escrow agent to pay the Major Transaction Warrant Early Termination Price. For purposes of determining the amount required to be placed in escrow pursuant to the provisions of this subsection (iv) and without affecting the amount of the actual Major Transaction Warrant Early Termination Price, the calculation of the price referred to in clause (1) of the first column of Schedule 1 hereto with respect to Stock Price shall be determined based on the Closing Market Price (as defined on Schedule 1) of the Common Stock on the Trading Day immediately preceding the date that the funds are deposited with the escrow agent.

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(v) Injunction. Following the receipt of a Major Transaction Early Termination Notice from the Holder, in the event that the Company attempts to consummate a Major Transaction without either (1) placing the Major Transaction Warrant Early Termination Price in escrow in accordance with subsection (iv) above, (2) payment of the Major Transaction Warrant Early Termination Price to the Holder prior to consummation of such Major Transaction or (3) obtaining the written agreement of the Successor Entity described in subsection (iv) above, the Holder shall have the right to apply for an injunction in any state or federal courts sitting in the City of New York, Borough of Manhattan to prevent the closing of such Major Transaction until the Major Transaction Warrant Early Termination Price is paid to the Holder, in full.

An early termination required by this Section 5(c) shall be made in accordance with the provisions of Section 12 and shall have priority to payments to holders of Common Stock in connection with a Major Transaction, and to the extent an early termination required by this Section 5(c)(iii) are deemed or determined by a court of competent jurisdiction to be prepayments of the Warrant by the Company, such early termination shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 5, until the Major Transaction Warrant Early Termination Price is paid in full, this Warrant may be exercised, in whole or in part, by the Holder into shares of Common Stock, or in the event the Exercise Date is after the consummation of the Major Transaction, shares of publicly traded common stock (or their equivalent) of the Successor Entity pursuant to Section 5(c). The parties hereto agree that in the event of the early termination of any portion of the Warrant under this Section 5(c), the Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any premium due under this Section 5(c) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not as a penalty.

For purposes hereof:

“Eligible Market” means the New York Stock Exchange, Inc., the NYSE Arca, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market or the NYSE Alternext U.S.

“Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of a Major Transaction.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

“Publicly Traded Successor Entity” means a Successor Entity that is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market.

“Successor Entity” means any Person purchasing the Company’s assets or Common Stock, or any successor entity resulting from such Major Transaction, or if the Warrant is to be exercisable for shares of capital stock of its Parent Entity (as defined above), its Parent Entity.

(d) Exercise Price Adjusted. As used in this Warrant, the term “Exercise Price” shall mean the purchase price per share specified in Section 3(a) of this Warrant, until the occurrence of an event stated in this Section 5 or otherwise set forth in this Warrant, and thereafter shall mean said price as adjusted from time to time in accordance with the provisions of said subsection. No adjustment made pursuant to any provision of this Section 5 shall have the net effect of increasing the Exercise Price in relation to the split adjusted and distribution adjusted price of the Common Stock.

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(e) Adjustments: Additional Shares, Securities or Assets. In the event that at any time, as a result of an adjustment made pursuant to this Section 5 or otherwise, Holder shall, upon Exercise of this Warrant, become entitled to receive shares and/or other securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 5.

(f) Upon the occurrence of a Share Authorization Default, the Exercise Price shall be automatically reduced to a price that is equal to 50% of the then-prevailing Exercise Price; provided, however, that no such adjustment to the Exercise Price shall occur if a Stroke Trial Price Event (as defined in the Facility Agreement) shall have occurred.

(g) Notice of Adjustments. Whenever the Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant are adjusted pursuant to the terms of this Warrant, the Company shall promptly mail to the Holder a notice (an “Adjustment Notice”) setting forth the Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant after such adjustment and setting forth a statement of the facts requiring such adjustment. The Company shall, upon the written request at any time of the Holder, furnish to such Holder a like Warrant setting forth (i) such adjustment or readjustment, (ii) the Exercise Price at the time in effect and (iii) the number of Warrant Shares and the amount, if any, of other securities or property which at the time would be received upon Exercise of the Warrant. For purposes of clarification, whether or not the Company provides an Adjustment Notice pursuant to this Section 5(g), upon the occurrence of any event that leads to an adjustment of the Exercise Price and number of Warrant Shares, the Holders are entitled to receive upon exercise of this Warrant, as adjusted, for exercises occurring on or after the date of such adjustment, regardless of whether a Holder accurately refers to the adjusted Exercise Price or the adjusted number of Warrant Shares in the Exercise Form.

(h) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest share, as applicable.

6. Fractional Interests.

No fractional shares or scrip representing fractional shares shall be issuable upon the Exercise of this Warrant, but on Exercise of this Warrant, Holder may purchase only a whole number of shares of Common Stock. If, on Exercise of this Warrant, Holder would be entitled to a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon Exercise shall be the next higher whole number of shares.

7. Reservation of Shares.

From and after the Share Authorization Date, the Company shall at all times reserve for issuance such number of authorized and unissued shares of Common Stock (or other securities substituted therefor as herein above provided) as shall be sufficient for the Exercise of this Warrant and payment of the Exercise Price. If at any time from and after the Share Authorization Date, the number of shares of Common Stock authorized and reserved for issuance is below the number of shares sufficient for the Exercise of this Warrant (a “Share Authorization Failure”) (based on the Exercise Price in effect from time to time), the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations under this Section 7, in the case of an insufficient number of authorized shares, and using its best efforts to obtain stockholder approval of an increase in such authorized number of shares. The Company covenants and agrees that upon the Exercise of this Warrant, all shares of Common Stock issuable upon such Exercise shall be duly and validly issued, fully paid and nonassessable and not subject to preemptive rights, rights of first refusal or similar rights of any Person.

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8. Restrictions on Transfer.

(a) Registration or Exemption Required. This Warrant has been issued in a transaction exempt from the registration requirements of the Securities Act by virtue of Regulation D and Regulation S. None of the Warrant or the Exercise Shares may be pledged, transferred, sold, assigned, hypothecated or otherwise disposed of except pursuant to an effective registration statement or an exemption to the registration requirements of the Securities Act and applicable state laws including, without limitation, a so-called “4(1) and a half” transaction.

(b) Assignment. Subject to Section 8(a), the Holder may sell, transfer, assign, pledge, hypothecate or otherwise dispose of this Warrant, in whole or in part. Holder shall deliver a written notice to Company, substantially in the form of the Assignment attached hereto as Exhibit B, indicating the Person or Persons to whom the Warrant shall be assigned and the respective number of Warrants to be assigned to each assignee. The Company shall effect the assignment within three (3) business days (the “Transfer Delivery Period”), and shall deliver to the assignee(s) designated by Holder a Warrant or Warrants of like tenor and terms for the appropriate number of shares. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder. For avoidance of doubt, in the event Holder notifies the Company that such sale or transfer is a so called “4(1) and half” transaction, the parties hereto agree that a legal opinion from outside counsel for the Holder delivered to counsel for the Company substantially in the form attached hereto as Exhibit C shall be the only requirement to satisfy an exemption from registration under the Securities Act to effectuate such “4(1) and half” transaction.

9. Noncircumvention.

The Company hereby covenants and agrees that the Company will not, by amendment of its certificate of incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.

10. Events of Failure; Definition of Black Scholes Value.

(a) Definition.

The occurrence of each of the following shall be considered to be an “Event of Failure.”

(i) A Delivery Failure occurs, where a “Delivery Failure” shall be deemed to have occurred if the Company fails to deliver Exercise Shares to the Holder within any applicable Delivery Period;

(ii) A Legend Removal Failure occurs, where a “Legend Removal Failure” shall be deemed to have occurred if the Company fails to issue this Warrant and/or Exercise Shares without a restrictive legend, or fails to remove a restrictive legend, when and as required under Section 2(e) hereof;

(iii) a Transfer Delivery Failure occurs, where a “Transfer Delivery Failure” shall be deemed to have occurred if the Company fails to deliver a Warrant within any applicable Transfer Delivery Period; and

(iv) a Registration Failure (as defined below).

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For purpose hereof, “Registration Failure” means that (I)(A) the Company fails to file with the SEC on or before the Filing Deadline (as defined in the Registration Rights Agreement) any Registration Statement required to be filed pursuant to Section 2(a) of the Registration Rights Agreement, (B) the Company fails to obtain effectiveness with the SEC, prior to the Registration Deadline (as defined in the Registration Rights Agreement), of any Registration Statement (as defined in the Registration Rights Agreement) that is required to be filed pursuant to Section 2(a) of the Registration Rights Agreement or fails to keep such Registration Statement current and effective as required in Section 3 of the Registration Rights Agreement, (C) the Company fails to file any additional Registration Statements required to be filed pursuant to Section 2(a)(ii) of the Registration Rights Agreement on or before the Additional Filing Deadline or fails to cause such new Registration Statement to become effective on or before the Additional Registration Deadline, (D) the Company fails to file any amendment to any Registration Statement, or any additional Registration Statement required to be filed pursuant to Section 3(b) of the Registration Rights Agreement within twenty (20) days of the applicable Registration Trigger Date (as defined in the Registration Rights Agreement), or fails to cause such amendment and/or new Registration Statement to become effective within sixty (60) days of the applicable Registration Trigger Date, (E) the Company fails to provide a commercially reasonable written response to any comments to any Registration Statement submitted by the SEC within twenty (20) days of the date that such SEC comments are received by the Company or (II) at any time following the six month anniversary of the Date of Issuance, all Warrant Shares issuable upon exercise of this Warrant are not either eligible for immediate resale (by Holders who are not affiliates of the Company) without volume restriction pursuant to Rule 144(b)(1) without registration under the Securities Act or eligible for resale under the Securities Act under an effective registration statement covering the resale of such Warrant Shares.

(b) Failure Payments; Black-Scholes Determination. The Company understands that any Event of Failure (as defined above) could result in economic loss to the Holder. In the event that any Event of Failure occurs, as compensation to the Holder for such loss, the Company agrees to pay (as liquidated damages and not as a penalty) to the Holder an amount ("Failure Payments") payable in cash equal to 18% per annum (or the maximum rate permitted by applicable law, whichever is less) of the Black-Scholes value (as determined below) of the remaining unexercised portion of this Warrant (without taking into account the 9.985% Cap or whether the Share Authorization Date has occurred) on the date of such Event of Failure (as recalculated on the first business day of each month thereafter for as long as Failure Payments shall continue to accrue), which shall accrue daily from the date of such Event of Failure until the Event of Failure is cured, accruing daily and compounded monthly. For purposes of clarification, it is agreed and understood that Failure Payments shall continue to accrue following any Event of Default until the applicable Default Amount is paid in full.

Notwithstanding the above, in the event that the Company (i) has, by the Filing Deadline (as defined the Registration Rights Agreement) filed a Registration Statement (as defined in the Registration Rights Agreement) covering the number of shares required by the Registration Rights Agreement, and (ii) has responded in writing to any comments to the Registration Statement that the Company has received from the SEC, within seven (7) Business Days of such receipt, and nevertheless the SEC has not declared effective a Registration Statement covering the full number of Warrant Shares issuable upon exercise of the Warrants by the Registration Deadline (as defined in the Registration Rights Agreement) then, the Failure Payments attributable to such late Registration effectiveness shall be reduced from 18% per annum to 15% (calculated as set forth above). The Company shall satisfy any Failure Payments under this Section pursuant to Section 10(c) below. Failure Payments are in addition to any Shares that the Holder is entitled to receive upon Exercise of this Warrant.

For purposes hereof, the “Black-Scholes” value of a Warrant shall be determined by use of the Black Scholes Option Pricing Model using the criteria set forth on Schedule 1 hereto.

(c) Payment of Accrued Failure Payments. The Failure Payments for each Event of Failure shall be delivered on or before the fifth (5th) business day of each month following a month in which Failure Payments accrued. Nothing herein shall limit the Holder’s right to pursue actual damages (to the extent in excess of the Failure Payments) for the Company’s Event of Failure, and the Holder shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance and/or injunctive relief). Notwithstanding the above, if a particular Event of Failure results in an Event of Default pursuant to Section 11 hereof, then the Failure Payment, for that Event of Failure only, shall be considered to have been satisfied upon payment to the Holder of an amount equal to the greater of (i) the Failure Payment, or (ii) the Default Amount, payable in accordance with Section 11.

(d) Maximum Interest Rate. Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

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11. Default.

(a) Events Of Default. Each of the following events shall be considered to be an “Event of Default,” unless waived by the Holder:

(i) Failure To Effect Registration. A Registration Failure occurs and remains uncured for a period of more than twenty (20) business days.

(ii) Failure To Deliver Common Stock. A Delivery Failure (as defined above) occurs and remains uncured for a period of more than twenty (20) days; or at any time, the Company announces or states in writing that it will not honor its obligations to issue shares of Common Stock to the Holder upon Exercise by the Holder of the Exercise rights of the Holder in accordance with the terms of this Warrant.

(iii) Legend Removal Failure. A Legend Removal Failure (as defined above) occurs and remains uncured for a period of twenty (20) days;

(iv) Transfer Delivery Failure. A Transfer Delivery Failure (as defined above) occurs and remains uncured for a period of twenty (20) days; and

(v) Corporate Existence; Major Transaction. (A) The Company has failed to (1) place the Major Transaction Warrant Early Termination Price into escrow, (2) obtain the written agreement of the Successor Entity as described in Section 5(c)(iv), or (3) instruct the escrow agent to release such amount or such shares, as the case may be, to the Holder pursuant to Section 5(c)(iv), or (B) with respect to a Major Transaction that is to be treated as an Assumption under the terms hereof, the Company has failed to meet the Assumption requirements of Section 5(c)(ii).

(b) Mandatory Early Termination.

(i) Mandatory Early Termination Amount; Cashless Default Exercise. If any Events of Default shall occur then, unless waived by the Holder, upon the occurrence and during the continuation of any Event of Default, at the option of the Holder, such option exercisable through the delivery of written notice to the Company by such Holder (the “Default Notice”), the Company shall redeem the outstanding amount of this Warrant and pay to the Holder (a “Mandatory Early Termination”), in full satisfaction of its obligations hereunder, an amount payable in cash (the “Mandatory Early Termination Amount” or the “Default Amount”) equal to the greater of (i) the Black-Scholes value (as determined in accordance with Section 10(b)) of the remaining unexercised portion of this Warrant (without taking into account the 9.985% Cap or whether the Share Authorization Date has occurred) on the date of such Default Notice and (2) the Black-Scholes value (also as determined in accordance with Section 10(b)) of the remaining unexercised portion of this Warrant on the Trading Day immediately preceding the date that the Mandatory Early Termination Amount is paid to the Holder.

The Mandatory Early Termination Amount shall be payable within five (5) Business Days following the date of the applicable Default Notice.

(ii) Liquidated Damages. The parties hereto acknowledge and agree that the sums payable as Failure Payments or pursuant to a Mandatory Early Termination shall give rise to liquidated damages and not penalties. The parties further acknowledge that (i) the amount of loss or damages likely to be incurred by the Holder is incapable or is difficult to precisely estimate, (ii) the amounts specified bear a reasonable proportion and are not plainly or grossly disproportionate to the probable loss likely to be incurred by the Holder, and (iii) the parties are sophisticated business parties and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm’s length.

The Default Amount, together with all other amounts payable hereunder, shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

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(c) Posting Of Bond. In the event that any Event of Default occurs hereunder, the Company may not raise as a legal defense (in any Lawsuit, as defined below, or otherwise) or justification to such Event of Default any claim that such Holder or anyone associated or affiliated with such Holder has been engaged in any violation of law, unless the Company has posted a surety bond (a “Surety Bond”) for the benefit of such Holder in the amount of 130% of the aggregate Surety Bond Value (as defined below) of all of the Holder’s Warrants (the “Bond Amount”), which Surety Bond shall remain in effect until the completion of litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent Holder obtains judgment.

For purposes hereof, a “Lawsuit” shall mean any lawsuit, arbitration or other dispute resolution filed by either party herein pertaining to any of this Warrant, the Facility Agreement and the Registration Rights Agreement.

“Surety Bond Value,” for the Warrants shall mean 130% of the of the Black-Scholes value of the remaining unexercised portion of this Warrant on the Trading Day immediately preceding the date that such bond goes into effect).

(d) Injunction And Posting Of Bond. In the event that the Event of Default referred to in subsection (c) above pertains to the Company’s failure to deliver unlegended shares of Common Stock to the Holder pursuant to a Warrant Exercise, legend removal request, or otherwise, the Company may not refuse such unlegended share delivery based on any claim that such Holder or anyone associated or affiliated with such Holder has been engaged in any violation of law, unless an injunction from a court, on prior notice to Holder, restraining and or enjoining Exercise of all or part of said Warrant shall have been sought and obtained by the Company and the Company has posted a Surety Bond for the benefit of such Holder in the amount of the Bond Amount, which Surety Bond shall remain in effect until the completion of litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent Holder obtains judgment.

(e) Remedies, Other Obligations, Breaches And Injunctive Relief. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, the Facility Agreement and the Registration Rights Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

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12. Mechanics of Holder’s Early Terminations. In the event that the Company does not deliver the applicable Major Transaction Warrant Early Termination Price or Default Amount, as the case may be, to the Holder within the time period or as otherwise required pursuant to the terms hereof, at any time thereafter the Holder shall have the option, upon notice to the Company, in lieu of early termination, to reinstate any portion of this Warrant submitted for early termination and if the Holder had previously submitted all or any portion of this Warrant for cancellation, require the Company to promptly return to the Holder all or any portion of this Warrant that was submitted for early termination or exercise. Upon the Company’s receipt of such notice, (x) the applicable early termination or exercise, as the case may be, shall be null and void with respect to such applicable portion of this Warrant, (y) if the Holder had physically submitted this Warrant, the Company shall immediately return this Warrant, or issue a new Warrant to the Holder representing the portion of this Warrant that was submitted for early termination or exercise and (z) the Exercise Price of this Warrant or such new Warrant shall be adjusted to the lesser of (A) the Exercise Price as in effect on the date on which the applicable early termination, default or exercise notice, as the case may be, is voided and (B) the lowest closing price for the Common Stock on the principal securities exchange or other securities market or quotation system (including the OTC Market) on which the Common Stock is then being traded or quoted, during the period beginning on and including the date on which the applicable early termination or exercise notice, as the case may be, is delivered to the Company and ending on and including the date on which the applicable early termination or exercise is voided. The Holder’s delivery of a notice voiding an early termination or exercise and exercise of its rights following such notice shall not affect the Company’s obligations to make any payments of Failure Payments which have accrued prior to the date of such notice with respect to the Warrant subject to such notice.

13. Benefits of this Warrant.

Nothing in this Warrant shall be construed to confer upon any person other than the Company and Holder any legal or equitable right, remedy or claim under this Warrant and this Warrant shall be for the sole and exclusive benefit of the Company and Holder.

14. Governing Law.

All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

15. Loss of Warrant.

Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

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16. Notice or Demands.

Except as otherwise provided herein, notices or demands pursuant to this Warrant to be given or made by Holder to or on the Company shall be sufficiently given or made if sent by overnight delivery with a nationally recognized overnight courier service or certified or registered mail, return receipt requested, postage prepaid, and addressed, until another address is designated in writing by the Company, to the address set forth in Section 2(a) above. Notices or demands pursuant to this Warrant to be given or made by the Company to or on Holder shall be sufficiently given or made if sent by overnight delivery with a nationally recognized overnight courier service or certified or registered mail, return receipt requested, postage prepaid, and addressed, to the address of Holder set forth in the Company’s records, until another address is designated in writing by Holder.

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IN WITNESS WHEREOF, the undersigned has executed this Warrant as of the 31st day of March, 2014.

CYTOMEDIX, INC.

By:
Print Name:
Title:

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EXHIBIT A-1

EXERCISE FORM FOR WARRANT

TO: CYTOMEDIX, INC.

CHECK THE APPLICABLE BOX:

☐

The undersigned hereby irrevocably exercises the attached warrant (the “Warrant”) with respect to shares of Common Stock (the “Common Stock”) of Cytomedix, Inc., a Delaware corporation (the “Company”), and, if pursuant to a Cashless Exercise, herewith makes payment of the Exercise Price with respect to such shares in full, all in accordance with the conditions and provisions of said Warrant.

[IF APPLICABLE: The undersigned hereby encloses $____ as payment of the Exercise Price.]

[IF APPLICABLE: The undersigned hereby agrees to cancel $____ of principal outstanding under Notes of the Company held by the Holder.]

1. The undersigned requests that any stock certificates for such shares be issued free of any restrictive legend, if appropriate, and a warrant representing any unexercised portion hereof be issued, pursuant to the Warrant in the name of the undersigned and delivered to the undersigned at the address set forth below.

2. Capitalized terms used but not otherwise defined in this Exercise Form shall have the meaning ascribed thereto in the Warrant.

Dated: _______________

Signature

Print Name

Address

NOTICE

The signature to the foregoing Exercise Form must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

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EXHIBIT A-2

REDEMPTION FORM FOR WARRANT

TO:  [                        ]

The undersigned hereby irrevocably elects to require Cytomedix, Inc., a Delaware corporation (the "Company"), to redeem ___% (or a portion of the Warrant representing ___ out of ____ underlying shares of Common Stock issuable upon a Cash Exercise) of the attached warrant (the "Warrant") of the Company currently outstanding, in accordance with Section 2(j) and all other applicable terms of said Warrant.

The undersigned requests that a warrant representing any unredeemed portion hereof be issued, pursuant to the Warrant in the name of the undersigned and delivered to the undersigned at the address set forth below.

Capitalized terms used but not otherwise defined in this Exercise Form shall have the meaning ascribed thereto in the Warrant.

Dated:  _______________

Signature

Print Name

Address

NOTICE

The signature to the foregoing Redemption Form must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

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EXHIBIT B

ASSIGNMENT

(To be executed by the registered holder
desiring to transfer the Warrant)

FOR VALUE RECEIVED, the undersigned holder of the attached warrant (the “Warrant”) hereby sells, assigns and transfers unto the person or persons below named the right to purchase __________ shares of the Common Stock of Cytomedix, Inc., a Delaware corporation, evidenced by the attached Warrant and does hereby irrevocably constitute and appoint __________ attorney to transfer the said Warrant on the books of the Company, with full power of substitution in the premises.

Dated: _______________
Signature

Fill in for new registration of Warrant:

Name

Address

Please print name and address of assignee
(including zip code number)

NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

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EXHIBIT C

FORM OF OPINION

______, 20__

[___________]

Re:       Cytomedix, Inc. (the “Company”)

Dear Sir:

[___________] (“[__________]”) intends to transfer _______ Warrants (the “Warrants”) of the Company to __________ (“________”) without registration under the Securities Act of 1933, as amended (the “Securities Act”). In connection therewith, we have examined and relied upon the truth of representations contained in an Investor Representation Letter attached hereto and have examined such other documents and issues of law as we have deemed relevant.

Based on and subject to the foregoing, we are of the opinion that the transfer of the Warrants by _______ to ______ may be effected without registration under the Securities Act, provided, however, that the Warrants to be transferred to _______ contain a legend restricting its transferability pursuant to the Securities Act and that transfer of the Warrants is subject to a stop order.

The foregoing opinion is furnished only to ____________ and may not be used, circulated, quoted or otherwise referred to or relied upon by you for any purposes other than the purpose for which furnished or by any other person for any purpose, without our prior written consent.

Very truly yours,

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[FORM OF INVESTOR REPRESENTATION LETTER]

_____, 20__

[_________________]

Gentlemen:

_________ (“___”) has agreed to purchase _________ Warrants (the “Warrants”) of Cytomedix, Inc. (the “Company”) from [___________] (“[_________]”).We understand that the Warrants are “restricted securities.” We represent and warrant that ______ is either a sophisticated institutional investor that would qualify as an “Accredited Investor” as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) or is not a U.S. person as such term is defined in Rule 902 promulgated under the Securities Act.

________ represents and warrants as of the date hereof as follows:

1. That it is acquiring the Warrants and the shares of common stock, $0.0001 par value per share underlying such Warrants (the “Exercise Shares”) solely for its account for investment and not with a view to or for sale or distribution of said Warrants or Exercise Shares or any part thereof. ________ also represents that the entire legal and beneficial interests of the Warrants and Exercise Shares _________ is acquiring is being acquired for, and will be held for, its account only;

2. That the Warrants and the Exercise Shares have not been registered under the Securities Act on the basis that no distribution or public offering of the stock of the Company is to be effected. _______ realizes that the basis for the exemption may not be present if, notwithstanding its representations, _______ has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. _______ has no such present intention;

3. That the Warrants and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. ________ recognizes that the Company has no obligation to register the Warrants, or to comply with any exemption from such registration;

4. That neither the Warrants nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations;

5. That it will not make any disposition of all or any part of the Warrants or Exercise Shares in any event unless and until:

(i)          The Company shall have received a letter secured by _______________ from the Securities and Exchange Commission stating that no action will be recommended to the Securities and Exchange Commission with respect to the proposed disposition;

(ii)          There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

(iii)          _________ shall have notified the Company of the proposed disposition and, in the case of a sale or transfer in a so called “4(1) and a half” transaction, shall have furnished counsel to the Company with an opinion of counsel, reasonably satisfactory to counsel to the Company.

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We acknowledge that the Company will place stop orders with respect to the Warrants and the Exercise Shares, and if a registration statement is not effective, the Exercise Shares shall bear the following restrictive legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT INCLUDING, WITHOUT LIMITATION, PURSUANT TO RULES 144 OR 144A UNDER SAID ACT OR PURSUANT TO A PRIVATE SALE EFFECTED UNDER APPLICABLE FORMAL OR INFORMAL SEC INTERPRETATION OR GUIDANCE, SUCH AS A SO-CALLED “4(1) AND A HALF” SALE.”

“THE SALE, TRANSFER OR ASSIGNMENT OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN REGISTRATION RIGHTS AGREEMENT DATED AS OF MARCH 31, 2014, AS AMENDED FROM TIME TO TIME, AMONG THE COMPANY AND CERTAIN HOLDERS OF ITS OUTSTANDING SECURITIES. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.”

At any time and from time to time after the date hereof, _________ shall, without further consideration, execute and deliver to [________] or the Company such other instruments or documents and shall take such other actions as they may reasonably request to carry out the transactions contemplated hereby.

Very truly yours,

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